Exhibit 99.1

FOR IMMEDIATE RELEASE:

For additional information contact:

Mark Root	Joe Cormier
Executive Director, Corporate Communications	VP, M&A and Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8258
mark.root@mantech.com	joe.cormier@mantech.com

ManTech Appoints Robert A. Coleman to its Board of Directors

FAIRFAX, Virginia, March 13, 2006 — ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community; the Departments of Defense, State, Homeland Security, and Justice; the Space Community; and other U.S. federal government customers, announced today that Robert A. Coleman, ManTech’s President and Chief Operating Officer (COO), has been elected to the company’s Board of Directors.

“As President and COO, Bob’s leadership, vision, energy and marketplace knowledge have played a critical role in ManTech’s success over the past 18 months,” said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. “He led a major acquisition and directed the successful integration of that business unit; realigned company functions; improved a number of our internal processes; and oversaw year-over-year 2005 revenue growth of 18.5%, full-year EPS growth of 24%, and a 51.5% increase in contract award values.”

Mr. Coleman was named ManTech’s President and COO in September 2004. Before joining ManTech Mr. Coleman was the CEO and President of Integrated Data Systems (IDS), a highly regarded provider of software engineering, computer security and enterprise architecture solutions to the Intelligence Community and the Department of Defense. Founded by Mr. Coleman in 1990, IDS was acquired by ManTech in February 2003. Prior to IDS, Mr. Coleman worked at the White House National Security Council Crisis Management Center during the Reagan and first-Bush administrations. He has additional experience supporting national security efforts while working for SAIC and Raytheon Technical Services.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; and the Departments of Defense, State, Homeland Security, and Justice; the Space Community; and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. With over 6,000 highly qualified employees, the company operates in the United States and 41 countries worldwide. In 2005 Red Herring magazine selected ManTech as one of its Small Cap 100 Companies. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Such forward-looking statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include but are not limited to: the failure of the government to award task orders to ManTech, allot funds to complete performance of the task orders awarded to ManTech, or exercise contract options; the risk of contract performance; government contract procurement (such as bid protest) and termination risks; failure to correctly estimate the indefinite-delivery, indefinite-quantity contracts, blanket purchase agreements or other indefinite value contracts; competitive factors such as pricing pressures and/or competition to hire and retain employees; and material changes in laws or regulations applicable to the Company’s businesses. For a discussion of these and other risks and uncertainties, please refer to the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q and Form 8-K. The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.